UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

Navitas Semiconductor Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-39755	85-2560226
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

3520 Challenger Street,	Torrance,	California	90503-1640
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (844) 654-2642

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	NVTS	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement with Morgan Stanley & Co. LLC and Jefferies LLC

On May 23, 2023, Navitas Semiconductor Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Jefferies LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell 10,000,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), to the Underwriters at a public offering price of $8.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option exercisable for 30 days to purchase up to an additional 1,500,000 shares of Class A common stock at the same public offering price per share (the “Option Shares”). The Offering closed on May 26, 2023.

The aggregate net proceeds to the Company from the Offering are expected to be approximately $75.2 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and trade receivables, for working capital and other general corporate purposes, including potential acquisitions or strategic manufacturing investments. The Company may use a portion of the net proceeds to fund possible investments in and acquisitions of complementary businesses; however, the Company currently has no agreements or commitments to complete any such transaction. The Company may also use a portion of the net proceeds for manufacturing capital expenditures, to make minority investments or to enter into partnerships or joint ventures.

The Offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-269752), which was previously filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2023 (as thereafter amended, the “Registration Statement”) and was declared effective by the SEC on April 28, 2023, and a related prospectus included in the Registration Statement, as supplemented by a preliminary prospectus supplement and a final prospectus supplement, each dated May 23, 2023.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company and also provides for customary indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates and were solely for the benefit of the parties to such agreement. The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1. The Underwriting Agreement is incorporated herein by reference and incorporated by reference into the Registration Statement.

Paul D. Delva, Senior Vice President, General Counsel and Secretary of the Company, delivered an opinion as to the legality of the issuance and sale of the Class A common stock in the Offering, a copy of which was previously filed as Exhibit 5.1 to the Registration Statement and is incorporated herein by reference.

Item 8.01. Other Events.

On May 23, 2023, the Company issued a press release announcing the Offering. On May 24, 2023, the Company issued a press release announcing the pricing of the Offering. Copies of these press releases are included in this report as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of May 23, 2023, by and among Navitas Semiconductor Corporation, Morgan Stanley & Co. LLC and Jefferies LLC
99.1	Press release dated May 23, 2023
99.2	Press release dated May 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVITAS SEMICONDUCTOR CORPORATION
Dated: May 26, 2023
	By:	/s/ Gene Sheridan
Gene Sheridan
President and Chief Executive Officer